EXHIBIT 99-1 Report of Former Independent Accountants

Report of Independent Accountants

To the Board of Directors and Stockholders of Noland Company:

In our opinion, the consolidated balance sheet as of December 31, 2000 and the related consolidated statements of income, of cash flows and of stockholders' equity and comprehensive income for the year ended December 31, 2000 listed in the accompanying index present fairly, in all material respects, the financial position of Noland Company and its subsidiary at December 31, 2000 and the results of their operations and their cash flows for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in item 15(a) for the year ended December 31, 2000 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in note 2 to the consolidated financial statements, the Company has restated its consolidated financial statements for the year ended December 31, 2000.

PRICEWATERHOUSECOOPERS LLP

Richmond, Virginia

February 22, 2001

except as to note 2 for which the

date is November 6, 2002